UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania		16801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On July 14, 2014 Rex Energy Corporation (“Rex Energy”) and the Guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers identified in Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”), which provides for the issuance and sale by Rex Energy of $325,000,000 aggregate principal amount of its 6.250% Senior Notes due 2022 (the “Notes”) to the Initial Purchasers at a purchase price of 98.28% of the aggregate principal amount of the Notes, for net proceeds (after deducting the Initial Purchasers’ discount and estimated offering expenses) of approximately $318.8 million. Rex Energy used a portion of the net proceeds of this offering to repay all of the borrowings outstanding under its revolving credit facility and will use the remaining net proceeds for general corporate purposes. Closing of the issuance and sale of the Notes occurred on July 17, 2014. The Notes were sold to the Initial Purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to persons outside the United States under Regulation S of the Securities Act. The Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors and by certain of Rex Energy’s future restricted subsidiaries.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby Rex Energy and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. Rex Energy and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and Notes

The Notes were issued pursuant to an indenture entered into on July 17, 2014 (the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit Rex Energy’s and the Guarantors’ ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

Rex Energy will pay interest on the Notes on February 1 and August 1 of each year, beginning February 1, 2015. The Notes will mature on August 1, 2022.

The Notes will be redeemable, in whole or in part, on or after August 1, 2017 at the redemption prices set forth in the Indenture. Rex Energy may redeem up to 35% of the Notes before August 1, 2017 with the net cash proceeds from certain equity offerings. Additionally, Rex Energy may redeem some or all of the Notes prior to August 1, 2017 at a price equal to 100% of the principal amount of the Notes plus a make-whole premium. Additionally, if a change of control occurs at any time during the term of the Notes, Rex Energy may be required to repurchase the Notes at a price of 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors and by certain of Rex Energy’s future restricted subsidiaries. The Notes and the related guarantees will be senior unsecured obligations of Rex Energy and the Guarantors. The Notes will rank effectively junior to Rex Energy’s secured debt to the extent of the collateral, including secured debt under Rex Energy’s revolving credit facility, and will be effectively junior to liabilities of Rex Energy’s subsidiaries that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, Rex Energy and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the representatives of the Initial Purchasers, dated July 17, 2014. Pursuant to the Registration Rights Agreement, Rex Energy has agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes and evidencing the same indebtedness as the Notes. In addition, Rex Energy and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. Rex Energy and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 360 days of July 17, 2014. Rex Energy and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the Notes to become effective if the Issuers cannot effect the exchange offer within the 360-day time period and in certain other circumstances. If Rex Energy fails to satisfy these obligations on a timely basis, it will be required to pay an additional 1% of interest to holders of the Notes, until the exchange offer is completed or the shelf registration statement is declared (or becomes) effective, as applicable.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Purchase Agreement included as Exhibit 10.1 to this Current Report on Form 8-K contains representations and warranties by Rex Energy. These representations and warranties were made solely for the benefit of the other parties to the Purchase Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement.

Rex Energy acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Exhibit Number	Description

4.1	Indenture, dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.

10.1	Purchase Agreement, dated as of July 14, 2014, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: July 17, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of July 17, 2014, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.

10.1	Purchase Agreement, dated as of July 14, 2014, among Rex Energy Corporation, the Guarantors named therein and the Initial Purchasers named therein.